UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  March 26, 2007

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA 91406

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

21101 Oxnard Street, Woodland Hills, CA 91367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 26, 2007, HemaCare Corporation (the “Company”) entered into the First Modification (the “Modification”) to the Amended and Restated Loan and Security Agreement, dated September 26, 2006, among the Company, Coral Blood Services, Inc., HemaCare Bioscience, Inc. and Comerica Bank (the “Bank”).  The Modification increases the limit on the amount the Company can borrow from $3 million to $4 million.  As of March 26, 2007, the Company had borrowed $1,750,000 under this line of credit and had unused availability of $1,250,000.

The foregoing description of the Modification is qualified in its entirety by reference to the copy of the Modification attached as Exhibit 99.1 to this report and incorporated herein by this reference.

Item 3.03.              Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below concerning the amendment of the Bylaws of the Company (the “Amendment”) is incorporated into this Item 3.03 by this reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2007, the Board of Directors amended Sections 8.4 and 8.5 of the Bylaws of the Company to allow the Company to issue uncertificated shares.

The foregoing summary of the Amendment is qualified in its entirety by the copy of the amended Bylaws of the Company attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits

                (d)             Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of HemaCare Corporation, amended as of March 26, 2007.

99.1	First Modification to Amended and Restated Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc., HemaCare Bioscience, Inc. and Comerica Bank, dated March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of HemaCare Corporation, amended as of March 26, 2007.

99.1	First Modification to Amended and Restated Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc., HemaCare Bioscience, Inc. and Comerica Bank, dated March 26, 2007.